UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014

Angstron Holdings Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888, Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-9120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)

Change in Registrant’s Certifying Accountant

Effective January 17, 2014, KLJ & Associates, LLP (“KLJ”) resigned as certifying independent accountant of Angstron Holdings Corporation.  KLJ had been engaged by the Registrant (formerly HK International Group, Inc.) effective August 12, 2013.

Prior to the engagement of KLJ, Malone Bailey LLP had served as independent auditor since March 26, 2009.  The reports of Malone Bailey LLP on the financial statements of the Registrant for the fiscal years ended December 31, 2012 and 2011, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports included an explanatory paragraph with respect to the Registrant’s ability, in light of its lack of revenues and history of losses, to continue as a going concern.

During the Registrant’s two most recent fiscal years ended December 31, 2012 and the subsequent interim periods, there were no disagreements between the Registrant and KLJ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KLJ would have caused them to make reference to this subject matter of the disagreements in connection with their report, nor were there any "reportable events" as such term as described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided KLJ with a copy of the disclosures it is making in this Current Report on Form 8-K. A letter from KLJ is attached as Exhibit 16.1 to this report, which is addressed to the Securities and Exchange Commission, indicating that KLJ agrees with such disclosures.

Item 9.01             Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description

16.1

Letter from KLJ & Associates, LLP to the Securities and Exchange Commission dated January 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angstron Holdings Corporation

Date: January 23, 2014	By:	/s/ Jianguo Xu
Jianguo Xu President, Chief Executive Officer and Treasurer

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